UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D. C.  20549



FORM 10-Q


Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


For the Quarter Ended June 30, 1996  Commission File No. 1-5591


                  PENNZOIL COMPANY
(Exact name of registrant as specified in its charter)


             Delaware                          74-1597290
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)           Identification No.)


Pennzoil Place, P.O. Box 2967
Houston, Texas 77252-2967
(Address of principal executive offices)




EXHIBIT

                        PENNZOIL COMPANY AND SUBSIDIARIES
                                 INDEX TO EXHIBITS


Exhibit No.
- -----------

         12 Computation of Ratio of Earnings to Fixed Charges for the six months ended June 30, 1996 and 1995.

         27    Financial Data Schedule